NOTICE OF WITHDRAWAL

        The undersigned hereby withdraws units of limited partnership interest in Secured Income L.P. ("Units") heretofore tendered by the undersigned to MPF Dewaay Fund 2, LLC; MPF Dewaay Premier Fund 2, LLC; MPF Income Fund 22, LLC; MPF Dewaay Fund 4, LLC; MP Value Fund 5, LLC; MPF Flagship Fund 11, LLC; MacKenzie Patterson Special Fund 5, LLC; Accelerated High Yield Institutional Fund, Ltd., L.P.; Accelerated High Yield Institutional Investors Ltd., L.P.; MacKenzie Specified Income Fund, L.P.; MPF Flagship Fund 9, LLC; MPF Special Fund 8, LLC; MPF Acquisition Co. 3, LLC; Moraga Gold, LLC; MPF-NY 2005, LLC; and Steven Gold ("MacKenzie") pursuant to the Offer to Purchase, dated August 22, 2005, as amended to date (the "Offer to Purchase").

Name(s) of person(s) who tendered Units: ______________________________________

Name(s) of registered Unit holder(s) (if different): __________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2005


____________________________________
Signature of Withdrawing Unit Holder


____________________________________
Signature of Joint Unit Holder, if any


INSTRUCTIONS
------------

        According to the Offer to Purchase for a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary for MacKenzie at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, any such notice of withdrawal must be signed by the person who signed MacKenzie's letter of transmittal in the same manner as such letter of transmittal was signed. Please refer to the Offer to Purchase for additional information regarding this procedure.


By hand, mail, or
overnight courier:                  By facsimile:
------------------                  -------------

MacKenzie Patterson Fuller, Inc.    (925) 631-9119
1640 School Street
Moraga, California 94556


To confirm withdrawal by telephone, call toll free:  (800) 854-8357